UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): March 20, 2015
GT ADVANCED TECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

001-34133	03-0606749
(Commission File Number)	(I.R.S. Employer Identification No.)
243 Daniel Webster Highway, Merrimack, New Hampshire 03054
(Address of principal executive offices)
(603) 883-5200
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General instruction A.2. below):
[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

As previously disclosed in the Current Report on Form 8-K filed by GT Advanced Technologies Inc. (the “Company”), on October 6, 2014, the Company and certain of its subsidiaries (collectively, the “Debtors”) filed voluntary petitions in the United States Bankruptcy Court for the District of New Hampshire (the “Bankruptcy Court”) for reorganization relief under the provisions of Chapter 11 of Title 11 of the United States Code. The Debtors’ Chapter 11 cases are being jointly administered under the caption In re GT Advanced Technologies Inc., et al, Case No. 14-11916 (HJB). Further information about the bankruptcy process is available at the Claims Agent’s website at www.kccllc.net/gtat.

Approval of Payment of the Put Option Premium
On March 17, 2015, the Company and certain unaffiliated holders of the Company’s previously issued convertible notes (collectively, the “Backstop Lenders”) entered into an Amended and Restated Commitment Letter (the “Commitment Letter”) pursuant to which the Backstop Lenders have committed to provide debtor-in-possession financing (the “DIP Financing”) to the Company in an amount equal to $95 million. A copy of the Commitment Letter is attached hereto as Exhibit 10.1. Attached to the Commitment Letter, as Exhibit A thereto, is a term sheet (the “DIP Term Sheet”) that provides the terms and conditions upon which the DIP Financing will be made to the Company. The Commitment Letter is subject to the approval of the Bankruptcy Court and the terms of such Commitment Letter will be binding on the Company at the time of such approval (other than with respect to the obligation to pay the Put Option Premium and certain fees, as well as certain information obligations). In addition, the DIP Financing is subject to execution of a definitive loan facility by and between the Company and the Backstop Lenders.

The foregoing description of the Commitment Letter and the DIP Term Sheet is subject to, and qualified in its entirety by, such document filed herewith as Exhibit 10.1, which is incorporated herein by reference.

On March 20, 2015, the Bankruptcy Court approved the Debtors’ motion (the “Motion”) authorizing the Company to pay a put option premium (the “Put Option Premium”) of $2.85 million to the Backstop Lenders as set forth in the Commitment Letter and Term Sheet. The amount of the Put Option Premium is equal to 3% of the entire committed DIP Financing of $95 million and is payable at the earlier of: (i) the initial funding of the DIP Financing by the Backstop Lenders and (ii) the termination of the Commitment Letter. The Bankruptcy Court’s approval of the Motion also authorized the Company to pay certain fees of the Backstop Lenders.

On March 3, 2015, the Company previously disclosed on a Current Report on Form 8-K that GTAT Corporation (a wholly-owned subsidiary of the Company and a Debtor) had entered into a commitment letter (and certain related documents) with TPG Specialty Lending, Inc. and one of its affiliates (together, “TPG”) to secure a senior secured super priority financing. As a result of the Commitment Letter with the Backstop Lenders, GTAT Corporation is no longer seeking approval of the commitment letter it had entered into with TPG.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

10.1	Amended and Restated Commitment Letter, dated as of March 17, 2015, by and between the Company and the Backstop Lenders

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
GT ADVANCED TECHNOLOGIES INC.
Dated: March 26, 2015
/s/ Hoil Kim

By:	Hoil Kim

Its:	Vice President, Chief Administrative Officer, General Counsel and Secretary